Exhibit 99.1

FOR IMMEDIATE RELEASE:
May 27, 2010

MuniMae Announces Filing of Form 8-K and Schedules Conference Call

BALTIMORE —May 27, 2010 — Municipal Mortgage & Equity, LLC (OTC: MMAB) (“MuniMae” or “the Company,”) announced today that it has filed with the Securities and Exchange Commission a Form 8-K which provides current business information. The Company also announced that it will host a conference call on Thursday, June 3, 2010 at 4:30 p.m. ET to provide a business update.

The conference call will be webcast. All interested parties are welcome to attend the live webcast, which can be accessed through the “Investor Relations” section of our website (www.munimae.com). You can also join the conference call by dialing (866) 524-3160 (passcode: 441288).

An archived replay of the event will be available through June 30, 2010 at (877) 344-7529 (passcode: 441288).

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com

For more information:
Ginny Connolly, Investor Relations
[888/788-3863]